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                                                                      EXHIBIT 11

                     UNIVERSAL AUTOMOTIVE INDUSTRIES, INC.
                       COMPUTATION OF EARNINGS PER SHARE


                                                           Three Months Ended June 30,      Six Months Ended June 30,
                                                           --------------------------      --------------------------
                                                              2000             1999           2000           1999
                                                              ----             ----           ----           ----
BASIC NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss):
Continuing operations                                      $  121,058      $  607,800      $  178,068      $  394,254
Discontinued operation                                              0        (215,641)              0        (587,249)
                                                           ----------      ----------      ----------      ----------
Net                                                        $  121,058      $  392,159      $  178,068      $ (192,995)
                                                           ==========      ==========      ==========      ==========
Weighted average Common Shares outstanding                  6,914,310       6,784,810       6,876,810       6,778,229
                                                           ----------      ----------      ----------      ----------
Basic Net Income (Loss) Per Common Share:
Continuing operations                                           $0.02           $0.09           $0.03           $0.06
Discontinued operation                                           0.00           (0.03)           0.00           (0.09)
                                                           ----------      ----------      ----------      ----------
Net                                                             $0.02           $0.06           $0.03          $(0.03)
                                                           ==========      ==========      ==========      ==========

DILUTED NET INCOME (LOSS) PER COMMON SHARE
Net Income (Loss):
Continuing operation                                       $  121,058      $  607,800      $  178,068      $  394,254
Discontinued operation                                              0        (215,641)              0        (587,249)
                                                           ----------      ----------      ----------      ----------
Net                                                        $  121,058      $  392,159      $  178,068      $ (192,995)
                                                           ==========      ==========      ==========      ==========
Weighted average Common Shares outstanding                  6,914,310       6,784,810       6,876,810       6,778,229
Options and warrants assumed to be Common Stock
        equivalents using Treasury Stock Method               599,201         356,398         815,198         376,591
                                                           ----------      ----------      ----------      ----------
Weighted average common shares outstanding, as
        adjusted                                            7,513,511       7,141,208       7,692,008       7,154,820
                                                           ----------      ----------      ----------      ----------
Diluted Net Income (Loss) per Common Share:
Continuing operations                                      $     0.02      $     0.08      $     0.02      $     0.05
Discontinued operation                                           0.00           (0.03)           0.00           (0.08)
                                                           ----------      ----------      ----------      ----------
Net                                                        $     0.02      $     0.05      $     0.02      $    (0.03)
                                                           ==========      ==========      ==========      ==========
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